UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2011

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02    Results of Operations and Financial Condition.

See the disclosure under Item 8.01.

SECTION 8 – OTHER EVENTS

Item 8.01    Other Events.

Ambient Corporation (the “Company”) has attached hereto as Exhibit 99.1 a press release containing a preliminary announcement of its revenues for the second quarter of 2011.  At this time, the Company is finalizing its financial results for the second quarter of 2011 and will report those results on or before August 15, 2011. The results described in the attached press release are estimated and preliminary and are subject to revision based upon the Company’s completion of its ordinary quarterly closing procedures.

In addition to announcing preliminary second quarter revenues, the Company announced that the previously approved reverse stock split was effected on July 18, 2011, at 11:59 p.m. Eastern Time on a 1-for-100 basis. The reverse split, which the Company’s Board of Directors and stockholders approved earlier this year, is expected to improve the Company’s prospects of successfully listing its common stock on the Nasdaq Capital Market. In connection with the reverse stock split, the Company reduced its authorized shares of stock such that the total number of shares which the Company is authorized to issue consists of 100,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share.  More information on the reverse stock split is available in the Company's information statement filed with the Securities and Exchange Commission on February 28, 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment to Restated Certificate of Incorporation of Ambient Corporation filed and effective July 18, 2011
Exhibit 99.1	Press Release Issued on July 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: July 20, 2011	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Ambient Corporation filed and effective July 18, 2011
99.1	Press release issued by Ambient Corporation dated as of July 20, 2011